Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Spectral IP, Inc. on Form S-1 of our report dated March 19, 2025, with respect to our audit of the financial statements of Spectral IP, Inc. as of December 31, 2024 and for the period from March 7, 2024 (inception) through December 31, 2024, which report appears in the Prospectus as part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ UHY LLP

Melville, NY
March 20, 2025